Exhibit 10.1


                             THIRD AMENDMENT TO THE
                          C&D TECHNOLOGIES SAVINGS PLAN


     THIS THIRD AMENDMENT is made on June 18, 2003, by C&D TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Company maintains the C&D Technologies Savings Plan (the "Plan"), which was originally established by indenture dated February 1, 1986, and was last amended and restated by indenture dated February 13, 2002;

     WHEREAS, the Company desires to amend the Plan to clarify certain provisions of the Plan;

     WHEREAS, the Board of Directors, in adopting the amended and restated Plan effective January 1, 1997, delegated to the officers of the Company the authority to execute other amendments to the Plan as may be necessary for the qualification of the Plan. The officers of the Company feel that this amendment of the Plan is necessary for such purpose.

     WHEREAS, this shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

     NOW, THEREFORE, effective as of January 1, 1997, the Plan is hereby amended as follows:


     1. By deleting Section 1.6 in its entirety and substituting therefor the following:

          "1.6 `Beneficiary' means the person or trust that a Participant designated most recently in writing to the Plan Administrator; provided, however, that if the Participant has failed to make a designation, no person designated is alive at the date of the Participant's death, no trust has been established, or no successor Beneficiary has been designated who is alive, the term "Beneficiary" means the participant's estate.

     Notwithstanding the preceding sentence, the spouse of a married Participant shall be his Beneficiary unless that spouse has consented in writing to the designation by the Participant of some other person or trust and the spouse's consent acknowledges the effect of the designation and is witnessed by a notary public or a Plan representative. A Participant may change his designation at any time. However, a Participant may not change his designation without further consent of his spouse under the terms of the preceding sentence unless the spouse's consent permits designation of another person or trust without further spousal consent and acknowledges that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily relinquishes this right. Notwithstanding the above, the spouse's consent shall not be required if the Participant

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     establishes to the satisfaction of the Plan  Administrator  that the spouse cannot be located, if the Participant has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a `qualified domestic relations order' (as defined in Code
     Section 414(p)) provides otherwise, or if there are other circumstances as the Secretary of the Treasury prescribes. If the spouse is legally incompetent to give consent, consent by the spouse's legal guardian shall be deemed to be consent by the spouse. If, subsequent to the death of a Participant, the Participant's Beneficiary dies while entitled to receive benefits under the Plan, the successor Beneficiary, if any, shall be the Beneficiary."

     2. By deleting the existing Section 4.1(b) and substituting therefor the following:

          "(b) Plan Sponsor contributions made under Plan Section 3.3(a) and forfeitures used to reduce Plan Sponsor contributions under Plan Section 3.3(a)(ii) or 3.3(a)(iii), as applicable, shall be allocated to the Salaried Profit Sharing Account of each Participant who (i) is compensated by a Plan Sponsor on a salaried basis during the Plan Year, (ii) is not entitled to accrue any benefit under the Pension Plan for reasons other than reaching the maximum benefits permissible under Code Section 415, and
     (iii) either (A) is employed by a Plan Sponsor on the last day of the Plan Year, and has completed at least 1000 Hours of Service during the Plan Year or (B) whose death or Retirement Date occurred during the Plan Year, in the proportion that the Participant's Annual Compensation, as may be adjusted pursuant to Plan Section 3.11, bears to the Annual Compensation of all such Participants, as so adjusted."

     3. By deleting the existing Section 4.1(c) and substituting therefor the following:

          "(c) (i) Plan Sponsor contributions made under Plan Section 3.3(b)(i) shall be allocated to the Hourly Profit Sharing Account of each Participant who (A) is compensated by a Plan Sponsor on an hourly basis during the Plan Year (other than Participants who are employed in the Primary Sponsor's Power Electronic Division) and (B) either (I) is employed by a Plan Sponsor on the last day of the Plan Year, and has completed at least 1000 Hours of Service during the Plan Year or (II) whose death or Retirement Date occurred during the Plan Year, in the proportion that the Participant's Annual Compensation, as may be adjusted pursuant to Plan Section 3.11, bears to the Annual Compensation of all such Participants, as so adjusted.

               (ii)  Plan   Sponsor   contributions   made  under  Plan  Section
          3.3(b)(ii) or 3.3(b)(iii), as applicable, and forfeitures used to reduce Plan Sponsor contributions under Plan Section 3.3(b)(ii) or 3.3(a)(iii), as applicable, shall be allocated to the Hourly Profit Sharing Account of each Participant who (i) is compensated by a Plan
          Sponsor on an hourly basis during the Plan Year (other than Participants who are employed in the Primary Sponsor's Power Electronic Division), and (ii) either (A) is employed by a Plan Sponsor on the last day of the Plan Year, and has completed at least 1000 Hours of Service during the Plan Year or (B) whose death or Retirement Date occurred during the Plan Year, in the amount
          determined   under  Plan  Section   3.3(b)(ii)  or   3.3(b)(iii),   as
          applicable."

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     Except as specifically  amended hereby, the Plan shall remain in full force and effect as prior to this Third Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as of the day and year first above written.


                            C & D TECHNOLOGIES, INC.

                            By: /s/ Kevin D Burgess
                               -------------------------------------------------
                            Title:  VP Human Resources
                                  ----------------------------------------------


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